UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     November 10, 2006

www.bmhc.com

Building Materials Holding Corporation

Delaware	000-23135	91-1834269
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Embarcadero Center, Suite 3200, San Francisco, CA 94111

(415) 627-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into Material Definitive Agreement

On November 10, 2006, the credit agreement between Building Materials Holding Corporation and a group of lenders was amended and restated. The amended $850 million credit facility:

•	expanded the revolver to $500 million and extended maturity to November 2011,
•	reduced to zero the existing $75 million term note and
•	expanded the remaining term note to $350 million and extended maturity to November 2013.

Interest rates for the revolving credit facility are subject to quarterly adjustment based on operating performance and range from LIBOR plus 1.00% to 2.00%, or Prime plus 0.0% to 0.75%. Interest rates for the term note are LIBOR plus 2.50% or Prime plus 1.25%.

The agreement also includes an option to increase the credit facility an aggregate amount of $250 million. The credit facility is collateralized by the tangible and intangible property of our wholly-owned subsidiaries, except the assets of our captive insurance company. The agreement is subject to similar covenants and conditions as the former agreement including the maintenance of financial covenants for net worth as well as earnings before interest, taxes, depreciation and amortization.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Description

10.10	Second Amended and Restated Credit Agreement

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Building Materials Holding Corporation

Date: November 14, 2006	/s/ William M. Smartt
William M. Smartt
Senior Vice President and Chief Financial Officer

 Exhibit Index

Exhibit
Number	Description

10.10	Second Amended and Restated Credit Agreement